Exhibit 99.1

Reported At TCT 2012:

InspireMD MGuard Stent Meets Primary Endpoint Of MASTER Trial,

Significantly Improving Prospects Of Heart Attack Survival

MGuard™ Embolic Protection Stent (EPS) Shows a Significant 29 Percent Improvement

in Complete ST Resolution Compared to Bare Metal or Drug Eluting Stents

MIAMI, FL, OCT 24, 2012 – InspireMD, Inc. (OTC: NSPR) ("InspireMD" or the "Company"), announced its proprietary MGuard™ Embolic Protection Stent (EPS) was shown to be significantly superior when compared to standard bare metal and drug eluting stents in achieving complete ST resolution and restoring normal blood flow in a major study of 432 randomized patients undergoing em-ergency coronary intervention for potentially fatal heart attacks.

The data was reported at the Late Breaking Trials Session at the 24th Annual Transcatheter Cardiovascular Therapeutics (TCT) scientific meeting in Miami, FL today by Gregg W. Stone M.D., the study’s chairman and the Director of the Cardiovascular Research and Education Center for Interventional Vascular Therapy at New York-Presbyterian Hospital/Columbia University Medical Center.

The findings show the novel MGuard EPS provides a significant acute advantage and, as a result, may hold the potential to lower the incidence of adverse sequela and prolong survival of heart attack victims.

The study met its primary endpoint (proportion of patients with ST segment resolution of≥ 70%, measured at 60 to 90 minutes post procedure), showing the MGuard EPS was significantly superior to the control arm of bare metal and drug eluting stents in the treatment of heart attack patients.

●Significantly more patients treated with the MGuard EPS achieved complete ST resolution (a measure of blood flow restoration to the heart muscle) compared to control arm (57.8% vs. 44.7%, P=0.008), a relative improvement of 29 percent.

●When compared to control, the MGuard EPS showed a significant improvement in coronary artery blood flow, including: (1) superior rates of restoring normal blood flow (TIMI-3 flow) (91.7% vs. 82.9%, P=0.006, a relative improvement of 10.6%); and (2) significantly less incomplete blood flow (TIMI-0/1 flow) post PCI (1.8% vs. 5.6%, P=0.01, a relative improvement of 67.9%).

•The trial showed a trend toward lower mortality (0% vs. 1.9%, P=0.06) at 30 days and smaller infarct size as measured by post procedure cardiac MRI (17.1gr vs. 22.3gr, p=0.27) in the MGuard EPS arm versus control.

●There was no difference between the groups in the secondary endpoint of myocardial blush grade (MBG), which is an angiographic measure of blood flow to the cardiac muscle (MBG2/3 83.9% vs. 84.7%, P=0.81).

"I was impressed with the performance of the MGuard Embolic Protection Stent in the MASTER trial,” said Dr. Stone. “Compared to standard stents, the MGuard is the first stent in a randomized trial shown to restore complete ST-segment resolution in a higher proportion of patients, a key predictor of myocardial salvage and long-term survival in STEMI (ST segment elevation myocardial infarction) patients."

The MGuard EPS is integrated with a precisely engineered micro net mesh that prevents the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

Results Published In Journal of American Cardiology

The MASTER (MGuard for Acute ST Elevation Reperfusion) trial randomized 432 patients to MGuard EPS (217) and to either bare metal or drug eluting stents (216). Fifty centers in nine countries participated in the trial. Patients are being followed for one year.

Details of the MASTER trial were published online today in the Journal of American College of Cardiology (JACC).

The authors concluded that "among patients with acute STEMI undergoing emergent PCI enrolled in the present multicenter, randomized, controlled trial, the MGuard EPS micro net covered stent compared to standard metallic stents resulted in superior rates of epicardial coronary flow and complete STR, with trends present toward reduced microvascular obstruction, infarct size and mortality."

About Stenting And MGuard EPS

Stenting is a routine procedure for heart attack patients. It opens up the clogged artery that caused the attack.

Standard stents weren’t engineered for heart attack patients. They were designed for treating stable angina patients whose occlusion is different from that of an occlusion in a heart attack patient.

In acute heart attack patients the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

InspireMD’s solution is the MGuard EPS, a metal stent that’s secured inside a proprietary knitted net made of micro polymer fibers, each thinner than a human hair.

The Micronet™ is designed to hold plaque or thrombus in place against the blocked artery’s wall, preventing debris from entering the blood stream.

While offering superior performance relative to standard stents in STEMI patients, the MGuard EPS requires no change in current physician practice – an important factor in promoting acceptance and general use in time-critical emergency settings.

MGuard™ EPS is CE Mark approved.

About TCT

Dr. Stone’s presentation, titled “A Prospective, Randomized Trial of PET Micronet Mesh-Covered Stent vs. Standard Stents in Patients with ST-Segment Elevation Myocardial Infarction, took place this morning in Miami, FL in the main arena of the TCT.

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TCT (Transcatheter Cardiovascular Therapeutics) is the annual scientific symposium of the Cardiovascular Research Foundation. TCT gathers leading medical researchers and clinicians from around the world to present and discuss the latest developments in the field.

The Cardiovascular Research Foundation (CRF) is an independent, academically focused nonprofit organization dedicated to improving the survival and quality of life for people with cardiovascular disease through research and education. Since its inception in 1991, CRF has played a major role in realizing dramatic improvements in the lives of countless numbers of patients by establishing the safe use of new technologies, drugs and therapies in interventional cardiovascular medicine. For more information about CRF, visit www.crf.org.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the OTC under the ticker symbol NSPR

About MGuard™ Embolic Protection Coronary Stent

MGuard™ EPS combines a coronary stent merged with an embolic protection specifically designed for acute MI patients. The embolic protection is comprised of an ultra-thin polymer micron net that is integrated with the stent. The MGuard EPS is designed to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard EPS is CE Mark approved. MGuard™ is not approved for sales in the U.S. by the U.S. Food and Drug Administration at this time.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, its Transition Report on From 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk at:

Redington, Inc.

212 926-1733

203 222-7399

inspiremd@redingtoninc.com

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